MEMORANDUM OF UNDERSTANDING

BETWEEN

BINTAI KINDEN CORPORATION BERHAD !Company Registration No. 199401005191 1290870-P)l, a public listed company incorporated in Malaysia under the Companies Act 2016 and having its registered business address at 3-2-8, Kompleks Kantonmen Prima, No. 698, Jalan Ipoh, 51200 Kuala Lumpur, Malaysia I"Bintaf').

AND

NUGENEREX IMMUNO-ONCOLOGY, a company incorporated in the United States of America and having its corresponding address at 10102 USA Today Way, Suite 200 Miramar, FL 33025 l"Generex'').

["Bintaf' and "Generex' shall hereinafter be jointly referred to as "Parties" and each a "Party''.]

RECITALS

1.	Generex had previously maintained a robust research and development effort for potentially pandemic viruses avian flu (H5Nl), swine flu (HlNl), HIV and SARS, creating on-demand peptide vaccines that have been extensively studied through human clinical trials.2
2.	Bintai is a public listed company, listed on the Main Market of Bursa Malaysia Securities Berhad under the stock name of BINTAI and stock code of 6998.
3.	Parties have intended to execute this MoU to lay down the preliminary understanding for arrangements for the collaboration between Parties in the funding, launching and management of the synthetic peptide vaccine for SARS-CoV-2 (the "Vaccine") (the "Project:').
4.	This MoU is not intended to be legally binding and no legal obligations or legal rights shall arise between the Parties from the provisions of the MoU. Parties enter into this MoU intending to honour all their obligations herein.

TERMS AND CONDITIONS

1. INTERPRETATION

1.0 "Government Authorities'' means a body listed in one of the following sub categories of the central government of Malaysia, including but not limited to the following:

(a)	Government department such as the Ministry of Health ("MoH');
(b)	Non-ministerial department; or
(c)	Executive agency.

1.1 "Confidential Information' means any information, however it is conveyed, relating to the business affairs, including all know-how, trade secrets, business plan and other information of a confidential nature (including, without limitation, all proprietary technical, industrial and commercial information and techniques in whatever form held as paper, electrically stored data, magnetic media film and microfilm or orally), (a) relating to the provisions of this MoU and the transactions and arrangements contemplated herein, and (b) is either marked confidential or by its nature intended to be exclusively for the knowledge of the recipient alone;

1.2 "Intellectual Property Rights' means any patent, copyright, rights in and to inventions, trademarks, service marks, design rights, registered designs, know how, database rights, moral rights, right in get-up, goodwill and the right to sue for passing-off, rights to use, and protect the confidentiality of, confidential information, confidential formulae and applications for any of the foregoing, patents, trademarks, industrial designs, copyright, database rights, know-how, trade or business and other rights of a similar nature;

1.3 "Vaccine Manufacturing'' means a programme of activities which:

(a)	Create and deliver a coherent programme of high quality, issue-identifying vaccine that holds promise for stopping pandemic viral outbreaks of SARS COV2-coronavirus pandemic;
(b)	Create and deliver Vaccine that is shown to be safe, well-tolerated, effective and produces the desired immunological response in handling the SARS COV2-coronavirus pandemic;
(c)	Develop technologies and systems that is available for scale manufacturing in an epidemic or pandemic situation;
(d)	Develop testing protocols to ensure the efficacy based on the database and/or live sampling pertains to the application of the Vaccine and keep a detailed statistical record;

2. BACKGROUND OF THE VACCINE AND NUGEN :X:

NuGenerex Immuno-Oncology, a subsidiary of Generex Biotechnology, is a clinical stage oncology company developing immunotherapeutic peptide vaccines for cancer and infectious disease based on the CD4 T-Cell activation platform, Ii-Key. NuGenerex Immuno-Oncology (NGIO) has been spun out of Generex as a separate public company to advance the platform Ii-Key technology, particularly in combination with the immune checkpoint inhibitors. NGIO is currently engaged in a Phase II clinical trial of its lead cancer immunotherapeutic vaccine AE37 in combination with pembrolizumab (Merck's Keytruda®) for the treatment of triple negative breast cancer. The company has also turned its Ii-Key technology on infectious disease, responding to the coronavirus pandemic with a SARS-CoV-2 vaccine development program. 1

Generex Biotechnology Corporation has been working to develop a peptide vaccine against the new coronavirus SARS-CoV-2 using the company's proprietary and patented Ii-Key immune system activation technology. We have built our technology to assist third party groups and government agencies in their evaluation of potential vaccines against this pandemic SARS-CoV-2 virus.

The patented NuGenerex Immuno-Oncology (Formerly Antigen Express) Ii-Key technology uses synthetic peptides that mimic essential protein regions from a virus that are chemically linked to the 4-amino acid Ii-Key to ensure robust immune system activation. In particular, the Ii-Key ensures potent activation of CD4+ T cells, which in turn facilitates antibody production to ward off infection. This Ii-Key modification can be applied to any protein fragment of any pathogen to increase the potency of immune stimulation.

Generex is working with our partners at EpiVax who have identified such protein fragments or epitopes to generate Ii-Key-SARS 2 peptide vaccines in collaboration with our peptide manufacturing partners. The peptides and Ii-Key are made from naturally occurring amino acids, ensuring an excellent safety profile for Ii-Key peptide vaccines. 2

1https://www.globenewswire.com/ news-release / 2020 / 07 / 15 / 20626 45 / 0 / en / Nu Generex Immuno-Oncology-Closes-50-Million-Financing-Facility.html

2 https://www.generex.com/cov id- l9

3 For more information, please visit Generex and NuGenerix website at https://www.generex.com/

3. PJJRPOSE, RELATIONSHIP OF THE PARTIES, SCOPE OF COLLABORATION3

3.1 Parties have agree to collaborate and had laid down the strategy towards the rapid development of the Vaccine as follows:

(a) Streamlining Vaccine Development Process

To simultaneously implement different stages of development and production, so vaccine can be developed at a faster rate. Generex has invested a sigificant amount of capital and made contractual commitments for the early-stage research, manufacturing, regulatory work, and ex-vivo and clinical study of its Ii-Key Peptide Vaccine for COVID- 19 . Additionally, Generex had developed a clinical trial program that will enable the development of the Ii-Key-SARS-CoV2 Peptide Vaccine for COVID-19 such that wehave human safety and preliminary efficacy results within 5 months.

(b) Creating Clinical Trials Globally

The development of a vaccine for COVID-19 should not be a race for high income countries, byhaving clinical trials in as many countries would enable the best chance of finding a vaccine that is safe, effective and affordable for everyone. With a multi-country approach, it is the Parties' goals to conduct as many clinical trials as possible to ensure efficacy of the vaccine is generalizable or suited to the native patients and to further obtain commercial license for sale of Ii-Key/ COVID-19 Peptide Vaccine from the Malaysia Ministry of Health.

(c) Global Manufacturing Capacity

Parties agree that the Vaccine Manufacturing should serve not only as a vaccination program for each country, but also as an economic stimulus as many countries shift their focus to rebuild their economies following the inevitable economic shutdown as the battle of the global pandemic continues.

3.2 Parties aim to further collaborate with the Government of Malaysia and hoping the latter would provide facilities and technical resources with technical guidance and support from Bintai and Generex. Facilities will include a research lab for Ii-Key Peptide Vaccine Synthesis Analysis, In-Vivo Testing and subsequently adequate facilities for Phase I, II and II of clinical trials. Parties are further considering the technology transfer regarding the Ii-Key Peptide vaccine with the Govern men t of Malaysia, with the prime objective to provide documented evidence that the clinical trials along with the manufacturing process intended for SARS-COV-2 vaccine are robust and effective in producing the Vaccine, in compliance with the specifications, Good Manufacturing Practice ("GMP') requirements and further taking into account the financial considerations.

3.3 The Parties agree to co-operate with each other in the preparation for the Project, based on the terms in this MoU. The Parties shall later enter into an Agreement to further detail the role and obligations of Parties under the Project, in line with terms and conditions of the event planning and and contract documents under the Project, subject to the results of due diligence to be conducted on each other ("Contract Document" ). The Contract Document will encapsulate the intellectual property assignment rights, regulatory fees and legal fees which shall be anticipated at later stage. The proposed costs involved are stipulated herein in Annexure 1. Bintai is agreeable to make available USD $2 million to Generex upon conclusion of the Contract Document.

3.4 Nothing contained herein is intended to create any partnership, agency, representative relationship or any other separate legal and/or corporate entity. Save and except what is stated herein, no Party has the right to represent the other Party or to enter into any commitment on behalf of the other Party without the prior written consent of that Party and each Party assures and declares that it will not hold itself as having such authority. Each Party shall be solely responsible for its employees, contractors, consultants and for the employees of such contractors and consultants, unless they are jointly engaged by the Parties.

3.5 Neither Party nor any of its representatives, employees or agents is or shall be authorized to bind or represent the other Party in any respect unless expressly provided under this MoU.

3.6 Neither the Parties, any of its Affiliate(s), nor any of their respective directors, officers, agents, shareholders or employees acting on behalf of the Parties or any Affiliate, has taken and shall take any action that will is or would be in breach of any applicable laws for the prevention of fraud, bribery, corruption, racketeering, money laundering or terrorism, including but not limited to the Malaysian Anti-Money Laundering, Anti-Terrorism Financing and Proceeds of Unlawfu l Activities Act (AMLA) 2001 or its equivalent based on its jurisdiction. The company and/or any affiliate will not, have any of the company's shareholders, directors, officers, agents or employees acting on behalf of the company or any affiliate established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on any of its books or records for any reason in the performance of the Project.

3.7 The Parties shall give their reasonable assistance and contribution to the execution of Project according to their respective roles as stipulated in this MoU and shall use all reasonable endeavours to assist each other to secure the award of Project. The Parties will promote the name and goodwill and take such reasonable steps as may be necessary in the execution and/or performance of the Project.

4. TERM AND TERMINATION

4.1 This MoU shall become effective upon the date first written above and shall remain valid till termination due to the following :

I. forthwith by Bintai if there is non-conformance and/or non performance by Generex under the Project;

II. if the other party ceases or threatens to cease to carry on its business or if a receiver, administrator or similar officer is appointed over all or part of the assets or undertaking of the other party;

4.2 In the event of termination of the MoU for any of the reasons stated in clause 4.1 above, except for the rights and obligations accrued to the Parties prior to such termination, no Party shall have any claim against the other Party.

5. CONFIDENTIALITY

5.1 The existence or the terms of this MoU, and all data or information of a confidential nature (including, without limitation, all proprietary, technical, industrial, commercial, and financial information, know-how, trade secrets, business plan, intellectual property or other information of any type) in any form (whether written, magnetic, electronic or otherwise) acquired under, or in connection with, this Agreement, or supplied by either Party, and shall include all information pertaining to the Intellectual Property Rights of each Party.

5.2 Parties undertake that they shall treat as strictly confidential all information received or obtained by them or their officers, employees, agents or advisers as a result of entering into or performing this MoU including information relating to the provisions of this MoU, the negotiations leading up to this MoU, the subject matter of this MoU and the business or affairs of the Parties and subject to the provisions of Clause 6.3 that they will not at any time hereafter make use of or disclose or divulge to any person any such information and shall use their best endeavors to prevent the publication or disclosure of any such information.

5.3 The obligations undertaken hereto shall not apply to any information obtained, which is or becomes published or is otherwise generally available to the public other than in consequence of any act or omission of either of the Parties hereto, or which is required to be disclosed pursuant to an order of a court, statutory authority, governmental agencies as per the applicable law or which is independently developed by a party without any use of the confidential information protected hereunder or which is already known to the party at the time of its disclosure hereunder.

5.4 Throughout the term of this MoU and for a period of three (3) year after its termination or expiry, the Parties shall maintain strict confidentiality of the information/ data of either Party that is disclosed to the other Party in writing and shall not disclose such confidential information/ data to any third party without the prior written consent of the other Party. Each Party may however disclose the confidential information to its employees, directors, officers, subcontractors, financiers, consultants, advisors and those of its subsidiaries and affiliates who have a need to know such information in connection with fulfillment of their obligations under the MoU.

6. COMPLIANCE OF LAWS

6.1 The Parties ensure that the business related to the Project are in full compliance with/of all the laws, statute, ordinance, rule, license, permit, authorization, directive, by-law, regulation, etc. of any government authority or agency and any amendments or revisions thereto which may from time to time be in force, whether national, state, municipal, local or other government subdivision or any other duly constituted Governmental Authorities or agency of Governmental Authorities as applicable in Malaysia.

7. CHOICE OF GOVERNING LAW AND DISPUTE RESOLUTIQN

7.1 This MoU shall be governed, construed, interpreted, in accordance with the Laws of Malaysia and subject to the exclusive jurisdiction of the courts in Malaysia.

8. REPRESENTATIONS AND WARRANTIES

8.1 Each Party hereby represents and warrants to the other Party as follows:

(i) it is duly incorporated and validly existing under the laws of the place of its incorporation;

(ii) it has the requisite power, authority and approval required to enter into this MoU and will have all requisite power, authority and approval to duly perform each of its obligations hereunder;

(iii) its execution, delivery and performance of this MoU and any other agreements and documents contemplated hereunder will not violate any of its constitutional documents, any other agreement or obligation of such Party, any judgment or arbitral award binding on such Party, or any currently effective law, regulation or decree of the jurisdiction in which it is incorporated, that may be applicable to any aspect of the transactions contemplated hereunder;

(iv) it has disclosed in writing, all material information in its possession which may have a material adverse effect on its ability to fully perform its obligations herein, or which if disclosed to the other Party, could have a material effect on the other Party's willingness to enter into this MoU, and none of the information provided by it to the other Party contains any material statements which are false or misleading; and

(v) no lawsuit, arbitration, other legal or administrative proceeding, or governmental investigation is pending, or to the best of its knowledge, threatened, against it that would affect in any way its ability to enter into or perform this MoU.

9. INDEMNITY

9.1 Each Party shall indemnify and hold harmless the other Party from any claims, proceedings, actions taken against or any expenses, costs, penalties or any other liabilities imposed upon or incurred by the other Party as a result of any of the representations and warranties made by a Party herein being false or misleading. For the avoidance of doubt, neither Party shall be responsible for the other Party’s indirect, special, punitive or consequential losses, costs, expenses or liabilities loss of profit, loss of use, loss of contracts and loss of production under the indemnity provided in this MoU.

10. NOTICES

10.1 Any notice or demand required or permitted under the terms of this MoU or required by statute, law or regulation shall (unless otherwise provided) be in writing and in English and shall be deemed to have been validly given to the Parties if delivered personally or sent by E-mail or registered post to the respective Party at the address specified above or such other address as the recipient may have notified to the other Party in writing and if so given shall be deemed to have been received:

(a) if delivered by hand, upon receipt thereof;

(b) if sent by registered post, on the fifth (5th) Business Day after posting; or

(c) if sent by E-mail, immediately after successful transmission thereof,

but if the delivery or receipt is on a day which is not a Business Day or is after 6.00pm it is deemed to be given at 9.00am on the next Business Day.

11. MISCELLANEOUS

11.1 In this MoU, unless there is something in the subject matter or context inconsistent with such construction or unless it is otherwise expressly provided:

(a)	a reference to a statutory provision includes a reference to any modification, consolidation or re-enactment thereof for the time being in force, and all regulations, statutory instruments and orders made pursuant thereto;
(b)	words denoting one gender include all other genders;
(c)	words denoting the singular include the plural, and vice versa;
(d)	words denoting persons include firms and corporations, and vice versa, and also includes their respective heirs, personal representatives, successors in title or permitted assigns, as the case may be;
(e)	any expression, agreement, covenant, term, provision, stipulation or undertaking expressed to be made by or on the part of two or more persons or parties is made by those persons or parties jointly and severally;
(f)	words and phrases, definitions of which are given under the statute of Malaysia, shall be construed as having the meaning thereby attributed to them, but excluding any statutory modification thereof not in force at the date of this MoU;
(g)	a reference to a Recital, Clause or Schedule is a reference to the relevant recital, clause and schedule of and to this MoU;
(h)	any reference to "writing", or cognate expressions, includes a reference to any communication effected by facsimile transmission or other comparable means;
(i)	any reference to this MoU (including its Schedules), or any of the provisions thereof, includes all amendments and modifications made to this MoU (and its Schedules) from time to time in force;
(j)	if any period of time is specified from a given day, or the day of a given act or event, it is to be calculated exclusive of that day;

(k)	if any time period specified in this MoU ends on a day which is not a business day in Malaysia (i.e. a day on which licensed commercial banks are open for business in Malaysia) then that time period is to be deemed to only expire on the next business day;
(1)	any reference to a day, week, or month or year is to that day, week, month or year in accordance with the Gregorian calendar;
(m)	any reference to any promise, representation, warranty, covenant or undertaking given or provided by the Parties, are deemed to have been given or provided by the Parties jointly and severally as a business entity
(n)	The headings to the Clauses and Schedules do not affect the interpretation of this MoU.
(o)	No rule of construction applies to the disadvantage of a Party because that Party or its solicitor prepared this MoU or any part of it.
(p)	Where any obligation in this MoU is expressed to be undertaken or assumed by any Party, that obligation is to be construed as requiring that Party to exercise all rights and powers of control over the affairs of any other person which that Party is able to exercise (whether directly or indirectly) in order to secure the performance of the obligation.

11.2 The language of the MoU and any correspondences between the Parties shall be English.

11.3 No modification or amendment to the MoU shall bevalid unless agreed in writing by all Parties.

11.4 This MoU represents the preliminary understanding between the Parties relating to the subject matter hereof and supersedes any and all previous understandings both written and oral with respect to the subject matter hereof.

11.5 Any provision of this MoU, which is prohibited or, unenforceable, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability shall not invalidate or render unenforceable the other provisions of this MoU.

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ANNEXURE 1

FINANCIAL CONSIDERATION

( sums stipulated herein are for reference purposes only)

PRE-COMMERCIALIZATION- CLINICAL TRIALS I, II AND III

Details	USD ($)	USD : MYR (1:4.5)
Intellectual Properties "IP" Assignment Rights	2,500,000	11,250,000
Development Cost for Host-Country - Subject to Regulatory Audit Comprising: Lab Development, Equipment, Related Facilities, Human Capital, Critical Support & Related Information	TBC	TBC
Regulatory Fees	100,000.00	450,000.00
Legal Fees	25,000.00	112,500.00
TOTAL CONSIDERATION (EXCLUDING DEVELOPMENT )	2,625,000.00	11,812,500.00

COMMERCIALIZATION

Government of Malaysia - First Right of Refusal	USD ($)	USD : MYR (1:45)
Licensing Fees	7,500,000.00	33,750,000.00
Roralties to Generex - per doses Li-Key SARS CIV-2 Peptide Vaccine Product	3.00	10.50
Private Sector
Licensing Fees	10,000,000.00	45,000,000.00
Royalties to Generex - per dose Ii-Key SARS COV-2 Peptide Vaccine Product	4.50	20.25

Intellectual Properties Assignment Description
Intellectual Properties “IP” Assignment Rights

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IN WITNESS WHEREOF the parties have caused this MoU to be executed and delivered by their duly authorized representatives.

FOR AND ON BEHALF OF	FOR AND ON BEHALF OF
BINTAI KINDEN CORPORATION	NUGENEREX IMMUNO-ONCOLOGY
BERHAD
(Company Registration No. 199401005191(290870-P))

Name:	Name:
NRIC:	Passport No.:

Witnessed by	Witnessed by

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IN WITNESS WHEREOF the parties have caused this MoU to be executed and delivered by their duly authorized representatives.

FOR AND ON BEHALF	FOR AND ON BEHALF OF
BINTAI KINDEN CORPORATION	NUGENEREX IMMUNO-ONCOLOGY
BERHAD
(Company Registration No. 199401005191(290870-P))

Name:	Name: Joseph Moscato
NRIC No:	Passport No.:

Witnessed by	Witnessed by

/s/ Michael Caridi
Michael Caridi

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